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                                                                   EXHIBIT 23.2






                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 2004, except for Note 21 as to which the date is March 1, 2004, in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of ATA Holdings Corp. and Subsidiaries for the Offer to Exchange $163,064,000 Senior Notes due 2009 for A Like Amount of Registered Senior Notes due 2009 and $110,233,000 Senior Notes due 2010 for A Like Amount of Registered Senior Notes due 2010.



Indianapolis, Indiana
May 7, 2004